Exhibit 10.82

AGENCY AGREEMENT No. KT-355/1208

Moscow                                                                                                                                                                                                                                                                                                                                              Date: December 29, 2008

Closed Joint-Stock Company  TV DARYAL (OGRN 1027739313205), hereinafter referred to as the Principal, represented by V.V. Kartashkov, General Director, acting on the basis of the Articles of Association, on the one part, and

Closed Joint-Stock Company Kompaniya TSV (OGRN 5077746859757), hereinafter referred to as the Agent, represented by S.A. Vasiliev, General Director, acting on the basis of the Articles of Association, on the other part, hereinafter jointly referred to as the Parties, have entered into this Agreement as follows:

1. Definitions

1.1. For the purpose of interpretation of the terms and conditions of the present Agreement the terms and expressions specified below shall have the following meanings:

1.1.1. Network program block: means a TV DARYAL’s program (a set of audiovisual messages and materials (broadcasts, programs, television and cinema films, advertisements, commercials, advertising materials, etc.) disseminated by the Principal on the territory of the Russian Federation for the general public with the use of television broadcast facilities (Registration Certificate SMI EL No. FS77-22443 of November 30, 2005, Television Broadcast Licenses TV No. 13214 of March 19, 2008; TV No. 13155 of March 06, 2008; TV No. 11184 of January 31, 2007; TV No. 10168 of May 29, 2006; TV No. 10259 of June 09, 2006, and other Television Broadcast Licenses issued to the Prinicipal by an authorized state authority during the duration of the present Agreement).

1.1.2. Advertising: means information dissemindated by any method, in any form, with the use of any media, addressed to an unlimited audience and aimed at attracting attention to the advertised item, building or maintaining interest therein and promoting it in the market.

1.1.3. Commercial:  means an audiovisual production containing advertising.

1.1.4. Teleshop: means a commercial broadcast advertising one or several advertised items (several goods, etc.), bearing a reference to a contact telephone number or any other means of communication with the help of which the the user can order any of the items advertised in said commercial broadcast; the duration of a commercial broadcast is at least 120 (one hundred twenty) seconds.

1.1.5. Commercial in the Teleshop formal: means a commercial broadcast advertising one or several advertised items, bearing a reference to a contact telephone number or any other means of communication with the help of which the user can order advertised goods. There are restrictions for showing a commercial(s) in the Teleshop format in the Network Program Block: such commercials cannot be shown from 19.00 to 01.11 (Moscow time).

1.1.6. Television advertisement: means an advertising text videotaped for the purpose of being broadcast in the Network Program Block. The Parties hereby agree that it shall be prohibited to show television advertisements in the Network Program Block.

1.1.7. Creeping line (crawler message): means an advertisement shown as an advertising text displayed during a non-advertising program. The Parties hereby agree that it shall be prohibited to show creeping lines in the Network Program Block.

1.1.8. Interactive projects (interactive element): mean program elements allowing the viewer to participate in programs by making phone calls, sending short telephone or electronic messages, or otherwise.

1.1.9. Sponsorship advertising: means advertising disseminated under the condition that a particular person is to be mentioned as a sponsor.

1.1.10. Federal advertising: means advertising that is mandatory to be broadcast in the Network Program Block, disseminated by the Principal on the territory of the Russian Federation for the general public with the use of television broadcast facilities.

1.1.11. Regional advertising: means advertising that is mandatory to be broadcast in the Network Program Block and is disseminated by the Principal solely within particular regions of Russia.

1.1.12. Political advertising: means a type of propaganda in the form of audiovisual productions with the use of advertising methods and techniques, disseminated during the elections appointment period and during elections to state bodies and/or management bodies of any other level, containing signs of a campaign as regards conducting a referendum or during the conducting of a referendum, disseminated during the referendum appointment period or during the referendum, according to the procedure stipulated by applicable laws or other regulations. The Parties hereby agree that in the context of the present Agreement political advertising shall include public opinion polls during election campaigns, provision of information to the electorate, advertising of commercial activities of political parties and candidates.

1.1.13. Social advertising: means information disseminated by any method, in any form and with the use of any media, addressed to an unlimited audience and aimed at accomplishing charity or other objectives of value to the public as well as at promoting the government’s interests.

Social advertising may not mention any specific makes (models, articles) of goods, trademarks, service marks or other means of their identification, any individuals or legal entities except for mentioning governmental authorities, other instruments of the government, local or municipal authorities, municipal bodies that are not part of local authorities, and sponsors.

1.1.14. Advertising services: mean acceptance by the Principal of the federal advertising (including social advertising on a charge basis and commercials in the Teleshop format) to be broadcast in the Network Program Block in the form of commercials. Advertising services shall not cover: political, sponsorship, regional advertising, social advertising on a free basis, broadcast of teleshops and interactive projects.

1.1.15. Unauthorized advertising: means federal advertising (including social advertising on a charge basis) broadcast by the Principal in the Network Program Block at its own discretion without obtaining the Agent’s prior written consent.

Unauthorized advertising shall not include:

a)  advertising bumpers of the Principal broadcast at the beginning and at the end of advertising blocks, that do not contain advertisements of third parties.

1.1.16. Clients: mean advertisers and any other third parties representing advertisers’ interests  pursuant to corresponding agreements.

1.1.17. Principal’s actual gross revenue shall consist of:

•     Total operating revenue, i.e. the total cost of actually rendered services connected with the broadcast of the federal advertising, less the value-added tax, under transactions conducted by the Agent with Clients within the framework of the execution of the present Agreement, as well as under transactions conducted by the Principal at its discretion (or by persons authorized by the Principal) based on the Agent’s written agreement;

•     total non-operating revenue obtained by the Agent (fines, penalties and other revenue, including that received as compensations) under transactions conducted by the Agent with Clients for the purpose of executing the present Agreement.

1.1.18. Reporting period: means one calendar month.

1.1.19. Entering into transactions: means performance of actions aimed at creating, changing or terminating civil rights and obligations (condlucing, amending (approval of amendments), including agreement extension and termination, as well as performance of physical actions resulting in legally binding consequences).

2. Scope of the Agreement

2.1. Pursuant to the present Agreement the Agent shall perform, in its own name and in return for a fee, at the Principal’s instruction, on its own behalf but at the Principal’s expense, legal and other acts  as regards the sale to Clients of Advertising Services rendered by the Principal, commencing on January 1, 2009, 06.00 (Moscow time).

2.2. The Principal shall pay to the Agent a fee for performing legal and other acts stipulated in Paragraph 2.1 of the Agreement in such amounts and according to the procedure stipulated hereunder.

2.3. The Principal undertakes to disseminate the federal advertising provided by the Agent based on agreements signed with Clients pursuant to the present Agreement within the whole Network broadcast territory.

If, during the duration of the present Agreement, the Principal’s broadcast area broadens, the Principal shall disseminate the federal advertising within all and any additional broadcast coverage areas resulting from said broadening.

2.4. The Principal shall, at the Agent’s demand (to enable the Agent to sign agreements with Clients for selling services connected with the placement of the federal advertising), provide, within 60% (sixty percent) of the advertising time, such amount of the Network broadcast minutes as required by the Agent for performing its obligations. Said amount shall be calculated by the Parties based on the arithmetic mean value of the Network broadcast time a day: 19 (nineteen) hours (hereinafter referred to as the broadcast volume) and the total broadcast time volume allocated for broadcasting commercials in the amount of 15% (fifteen percent) during an astronomic hour.

2.5. The Agreement shall not cover political, sponsorship, regional advertising, social advertising on a free basis, including advertising in teleshops, interactive projects.

3. Obligations of the Parties

3.1. Obligations and rights in connection with entering into transactions and approving their terms

3.1.1. The Principal shall vest the Agent with the right to perform legal and other acts in connection with the sale of Advertising Services without any additional approval on the part of the Principal, and the Agent shall contract the sale of said services to the Clients being first and foremost guided by the best interests of the Principal, the terms and conditions of the present Agreement, the Principal’s instructions as to the terms and the procedure related to the pricing of advertising services in agreements with Clients, stipulated in Attachment No. 1 to the present Agreement as well as any other attachments and addenda thereto.

3.1.2. The Agent shall seek to secure the best possible conditions for the Principal when signing agreements with Clients (“Client Agreements”). The Agent may, subject to the Principal’s consent, enter into Client Agreements on terms other than those stipulated in Attachment No. 1, if it was impossible to obtain better contractual conditions, and, where by contracting on terms other than those stipulated in Attachment No. 1, the Agent averted even more adverse consequences for the Principal.

3.1.3. When entering into Client Agreements the Agent shall set forth the following provisions:

“1. The Client shall be fully responsible for the content and design of the advertisements placed under the Client Agreement, for any infringement of copyrights and related rights with respect to the works and objects of related rights being part of the advertisement. All and any financial claims, including from the authors and owners of related rights, with respect to the advertisement shall be settled by the Client on its own and at its expense.

If, following the broadcast of the advertisement provided by the Client, the Agent and/or the Principal become subject to third party claims, as well as if the Agent and/or the Principal suffer any negative consequences in the form of financial penalties, the Client shall indemnify the Agent and/or the Principal against all and any damages incurred as a result of such infringement and shall pay a fine in the amount of the financial penalties incurred by the Agent and/or the Principal.

2. The Client shall be required to present to the Agent duly certified copies of licenses if the advertised activity is subject to licensing; certificates of conformity if the advertised products (services) are subject to mandatory certification; and registration certificates if the advertised products are subject to the state registration. At the Agent’s request, the Client shall provide within two days documentary proof of the reliability of the information contained in the advertisement.

3. If, during any calendar year during the duration of the Client Agreement, the officially published US dollar exchange rate fluctuates by more than ± 15% (hereinafter referred to as the “allowed exchange rate corridor” or the “corridor”) against the exchange rate as of January 1 of the respective year (hereinafter referred to as the “reference exchange rate”), i.e. if on any day, during the duration of the Agreement (hereinafter referred to as the “exchange rate deviation date”) the US dollar exchange rate deviates by more than 15% against the reference exchange rate,

and

if durng 30 (thirty) calendar days following the exchange rate deviation date the average weighted US dollar exchange rate remains outside said corridor,

the parties (the Agent and the Client) shall regard, as per the terms and conditions of the Client Agreement, such exchange rate deviation as a particular case of force majeure stipulated by the corresponding agreement.

Note: For the purpose of this paragraph:

“US dollar exchange rate” shall mean the official rate of US follar to Russian rouble set by the Central Bank of the Russian Federation as of the respective date.

“Average weighted exchange rate” shall mean the average weighted exchange rate of US dollar to Russian rouble calculated according to the following formula:

AW = Rd · d

Tdp

where:

AW — average rate;

Rd — exchange rate of US dollar to Russian rouble set by the Central Bank of the Russian Federation as of a respective date of the period;

d — number of days during which the above US dollar exchange rate remains effective; ,

Tdp — total number of days in the respective period for which the average weighted rate is calculated.”

Upon occurrence and confirmation of the force majeure stipulated in this paragraph the parties (the Agent and the Client) shall act as follows:

Upon confirmation of the existence of the force majeure either party may initiate amendments to the existing Client Agreement by executing and signing a corresponding addendum.

If the parties (the Agent and the Client) fail to agree on amending the terms and conditions of the existing Client Agreement and fail to sign a corresponding addendum the Client Agreement shall be understood to be terminated as of the date agreed upon by the parties (the Agent and the Client), which shall entail the following provisions to be applied to the parties (given the specific nature of the force majeure specified above), in particular:

• within 30 (thirty) days upon the termination of the Client Agreement the Client shall pay to the Agent for the advertising services actually provided by the Agent but not paid for by the time of the agreement termination (at prices earlier agreed upon) and shall pay the penalties accrued against the Client prior to the termination of the Client Agreement;

• within 30 (thirty) days upon the termination of the corresponding Client Agreement the Agent shall return to the Client all advance payments transferred by the Client to the Agent for the payment of the advertising services that failed to be provided by the time of the agreement termination.

4. The Agent (Principal) shall not accept for placement any advertising on national mourning days declared in the Russian Federation and may reject or refuse to accept for placement any advertisement if it is not consistent with the Principal’s ethical, political or theme principles or runs counter to effective Russian law.

5.  The Agent’s (and, consequently, the Principal’s) liability for infringing the procedure for placing and/or disseminating advertising shall not exceed a single placement of relevant advertising materials during a similar interval (during an equivalent television program) or the price of an advertisement that has not been placed or of an advertisement placed with violations”.

The Agent shall have the right to deviate from the Principal’s instructions stipulated in this paragraph provided that due to said deviation the Agent’s (and, consequently, the Principal’s) liability to the Client  becomes less than that stipulated by the present Agreement.

3.1.4. The Agent shall exercise all rights and bear all obligations under Client Agreements entered into within the framework of the present Agreement, even if the Principal was named in said agreements and entered into direct relations with Clients.

3.1.5. For the purpose of the execution of the present Agreement the Agent may bring in third parties; in this case the Agent shall remain liable to the Principal for the actions of said third parties and the costs of said third parties’ services shall be paid by the Agent out of the agency fee due to the Agent pursuant to the terms and conditions of the present Agreement.

3.1.6. The Principal shall vest the Agent with the exclusive right to enter into agreements for selling advertising services. The Principal undertakes not to vest third parties, during the duration of the Agreement, with the right to conduct, in its interests and at its expenses, transactions that are assigned, pursuant to the present Agreement, to be conducted by the Agent.

The Principal may independently sell advertising services related to the broadcast of advertising in the Network Program Block provided that the Principal obtains the Agent’s prior written consent, with the exception of cases when the Principal conducts transactions for providing services connected with dissemination of mass media advertisements in the Network Program Block, services related to dissemination of the social advertising on a free basis, and services related to dissemination of the political advertising. The Principal shall conduct transactions for providing services related to dissemination of mass media advertisements in the Network Program Block at its own discretion and shall inform the Agent on a quarterly basis about the transactions conducted thereby. The Principal shall not be required to obtain prior approval in case of placing advertisements that appear to be unauthorized advertising.

3.1.7. The Agent shall forward to the Principal reports on the performance of the Principal’s instructions according to the procedure stipulated by Paragraph 4.14 of the present Agreement.

3.1.8. At the Principal’s demand, the Agent shall provide copies of certificates of conformity, declarations of conformity, licenses and/or other corresponding documents confirming the state registration.

3.2 Obligations of the Principal to provide information on the Network Program Block schedule.

3.2.1. The Principal shall timely provide the Agent with information required for signing Client Agreements, including:

• Within at least three days upon the signing of the present Agreement the Principal shall provide the Agent with a forecast Network Program Block schedule for the first quarter of 2009; thereafter a forecast  broadcast schedule for each current month shall be delivered to the Agent within at least two days before the schedule effective date.

The approved Network Program Block schedule for each calendar week shall be provided by the Principal to the Agent within at least 10 (ten) calendar days prior to the beginning of the corresponding calendar week.

3.2.2. The Principal may modify the broadcast schedule provided that:

•     The Principal notifies the Agent of the modifications made in the forecast Network Program Block schedule for the current month within 2 (two) business days upon the introduction of said modifications;

•     The Principal notifies the Agent in advance of modifications made in the broadcast schedule for a calendar week within at least 2 (two) calendar days before said modifications become effective.

The Principal shall not be required to notify the Agent in advance only if modifications are made in an urgent manner in connection with events of national significance, or as a result of the cancellation or changed timing of sporting events that were to be broadcast live, etc., so long as  it is impossible to notify the Agent of said modifications due to objective reasons given that the Agent is informed about said modifications in writing on the day of the introduction of said modifications.

3.3. Obligations and rights of the Parties with respect to acceptance, insertion and placement of Advertisements in the Network Program Block.

3.3.1. The procedure for providing and placing the federal advertising shall be stipulated by the Parties in Attachment No. 2.

3.4. The Agent shall have discretion to reject, without the Principal’s approval, Clients’ advertising if the latter fails to be compliant with Russian law and the Principal’s technical requirements. If there are doubts about placing disputable advertisements (advertisements claimed by the Client to be compliant with Russian advertising law) the Agent may forward a written request to the Principal for the latter to make the final decision (said disputable advertisements can be delivered to the Principal on tape (including VHS tapes) or as electronic files), and the Principal shall promptly consider said request and respond in writing with reasonable explanations within 5 (five) business days upon receipt of the Agent’s written request (see also Article 6 of the present Agreement).

The Agent’s requests and the Principal’s replies shall be executed in writing and shall be signed by authorized representatives. If no reply is received from the Principal within the deadline stipulated in the first passage of this paragraph the Agent shall be free to act as follows:

•     If the question in the request was such that the Agent requested a straightforward “yes” or “no” the Agent shall regard the Principal’s failure to reply as “yes”.

•     If the request was for the Principal’s opinion with regards to a controversial issue the Agent shall regard the Principal’s failure to reply as the Principal’s consent allowing the Agent to act at its own discretion.

3.5. When accepting advertising materials from the Agent the Principal  shall have the right to reject advertisements accepted and provided by the Agent for being broadcast in the Network Program Block if the Principal determines that said advertisements are not compliant with Russian law, technical requirements or are inconsistent with the creative, artistic or ethical concepts underlying the Principal’s programming policy and (or) are not consistent with the Principal’s ethical, political or theme principles. The Principal shall forward to the Agent a written refusal specifying reasoned explanations within at least three business days upon delivery of said advertisements.

If the Agent fails to be provided in good time with the Principal’s refusal notification and the advertisement delivered to the Principal was not placed in the Network Program Block, and, as a consequence, the Agent receives a claim from a Client, the Principal undertakes to settle said claim on its own or to compensate the Agent for all and any costs incurred under said claim.

3.6. The Principal shall insert particular commercials into advertising blocks and shall ensure that advertisement is placed in strict compliance with the procedure for accepting advertising materials and broadcasting them in the Network Program Block and in accordance with the advertising placement schedules delivered by the Agent.

3.7. The Principal shall not broadcast advertisements on national mourning days declared in the Russian Federation. The Principal shall place such advertisements that failed to be broadcast during a similar interval and in similar programs during the following days or at such time as may be agreed between the Agent and the Client. The Principal shall not be held liable as per Paragraph 5.5 of the Agreement if an advertisement fails to be run on Russian national mourning days. If the Client refuses to have its advertisement placed during some other time interval the Principal shall repay the cost of the corresponding advertising services for placing an advertisement if placement of said advertisement has already been paid for.

3.8. The Principal shall ensure that advertisements are broadcast in the Network Program Block according to the procedure for accepting and broadcasting advertisements in the Network Program Block stipulated in Attachment No.2 to the present Agreement.

3.9. Rights and obligations of the Parties with respect to tracking the placement of advertisements in the Network Program Block.

3.9.1. The Parties shall take all and any required measures aimed at tracking the completeness and correct placement of advertisements in the Network Program Block.

The Principal shall timely (within 5 (five) days upon receipt of a request) provide the Agent with ad run reports confirming that the corresponding advertising services related to the advertising placement have been rendered.

3.9.2. In case of unexpected and other circumstances preventing the execution of the present Agreement the Agent shall immediately notify the Principal of this.

3.9.3. If the advertising services have been provided by the Principal improperly, with deviations from the Client Agreement (i.e. the Principal failed to broadcast an advertisement in the Network Program Block or changed the time and/or sequence of commercials within the Network Program Block or broadcast an advertisement with improper quality or infringed technical parameters (without voiceover, with interferences, deviation from the timing, content or version of the commercial, etc.), as well as if said services have not been provided (including the Principal’s refusal to provide services, including in part), for the purpose of fulfilling its obligations in kind, the Principal shall be required, at the Client’s demand and according to the Client-approved schedule, to place the advertisement that has not been broadcast and/or has been broadcast improperly within the same scope and without any additional charge, or, if demanded by the Client, to reduce the cost of its services or to repay a corresponding amount if the payment was earlier advanced by the respective Client, under the conditions and within the deadlines stipulated by the present Agreement.

In addition to fulfilling its contractual obligations the Principal shall be held liable for non-fulfillment/improper fulfillment of its obligations to broadcast advertisements as per Paragraph 5.5 of the present Agreement.

3.9.4. The Agent shall not be held liable to the Principal for the Client’s failure to execute the transaction entered into by the Agent within the framework of the present Agrement, except for the cases stipulated by Additional Agreement No. 1 to this Agreement. If the Client fails to execute the transaction entered into by the Agent the latter shall immediately notify the Principal, collect required evidence and, at the Principal’s request, assign thereto the rights under said transaction subject to the claim assignment rules.

4. Financial Arrangements

The Agent’s fee:

4.1. The agency fee (hereinafter referred to as the agency fee) due to the Agent for performing legal and other acts (Paragraph 2.1 of the Agreement) shall be 12% (twelve percent) of the Principal’s actual gross revenue in each reporting period.

The Agent’s right to the agency fee shall arise at the moment the advertising services are actually rendered by the Principal in the relevant reporting period.

4.2. The Agent’s agency fee accrued as specified above (Paragraph 4.1 of the Agreement) shall be increased by the amount of the value-added tax as per effective Russian law.

The Agent’s agency fee shall be calculated from the amount of the Principal’s actual gross revenue calculated by the Parties in RUR (if the advertising rates are set in US dollar equivalent — at the exchange rate of the Central Bank of the Russian Federation as of the last day of the reporting period) in the Statement for the corresponding reporting period stipulated by Paragraph 4.14 of the present Agreement.

The agency fee due to the Agent shall be paid according to the procedure stipulated, respectively, by Paragraph 4.4 — 4.12 of the present Agreement.

Settlements procedure:

4.3. The cost of the advertising services in Client Agreements signed by the Agent shall be fixed:

• under Client Agreements with Russian resident Clients and non-resident Clients effecting payments in RUR: in Russian roubles in US dollar equivalent paid in Russian roubles at the rate of the Central Bank of the Russian Federation as of the day of the corresponding payment, i.e. as of the date when monetary funds are debited from the Client’s settlement account;

• under Client Agreements with non-resident Clients effecting payment in US dollars: in Russian roubles or in US dollars. Payment for advertising services under transactions conducted by the Agent in US dollars with non-resident Clients for the purpose of executing the terms and conditions of the Agreement can be effected by Clients only in US dollars;

• under Client Agreements with non-resident Clients effecting payments in freely convertible currencies other than US dollar: in Russian roubles, US dollars or freely convertible currency subject to the Principal’s prior approval.

Advertising services contracted by Clients shall be subject to the value-added tax as per effective Russian law.

4.4. Payments under Client Agreements entered into by the Agent in Russian roubles shall be paid to the Agent’s settlement account.

Within three banking days the Agent shall transfer monetary funds received under said Client Agreements to the Principal, subject to Paragraph 4.6 and 4.9 of the present Agreement. Said three-day deadline shall be calculated as of the time the Agent obtains the addendum to the bank statement confirming that monetary funds have been credited to the Agent’s settlement account.

4.5. The Agent may (after forwarding a notification to the Principal) instruct the Client, based on the financial order addressed to said Client, to effect payment in RUR under the Client Agreement directly to the Principal’s settlement account.

4.6. The Agent may transfer to Clients monetary funds in RUR subject to be returned to Clients under signed Client Agreements, including out of funds received from other Clients in favour of the Principal on the Agent’s account that have not yet been transferred to the Principal. In case of return of the whole price of the agreement or payment monetary funds are returned to the client in  RUR and in the same amount in which said funds were received. In case of partial return the RUR amount is determined proportionally to the decreased contract price of payment.

4.7. Payment effected in US dollars under Client Agreements with non-resident Clients shall be transferred to the Agent’s transit currency account.

Within three banking days the Agent shall transfer the monetary funds received under the Client Agreement in full to the Principal’s transit currency account. Said three-day deadline shall be calculated as of the time the Agent obtains the addendum to the bank statement confirming that said monetary funds have been credited to the Agent’s account. Upon receipt of monetary funds the Principal shall provide the Agent with a copy of the payment order.

4.8. In cases when earlier received foreign currency monetary funds are to be returned to the Client under the Client Agreement:

• if monetary funds are transferred by the Agent to the Principal, within ten days the Principal shall transfer the amount subject to be returned to a non-resident Client in US dollars to the Agent’s transit currency account, and the Agent, in its turn, shall return said monetary funds to the Client. Said ten-day deadline shall be calculated as of the time the Principal receives from the Agent a letter with a demand for the return of monetary funds confimed by corresponding documents related to the non-resident Clients; and

• if monetary funds have not yet been transferred to the Principal and are still kept on the Agent’s transit currency account, the Agent shall transfer the corresponding amount due to be returned in US dollars to the Client.

4.9. Out of the monetary funds received in RUR in favour of the Principal on the Agent’s settlement accounts under Client Agreements, based on the Agreement signed with the Principal, the Agent may withhold the following amounts:

• 12% (twelve percent) of the difference between the amount of funds received in RUR in favour of the Principal on the Agent’s settlement accounts and/or on the Principal’s settlement accounts, and the amount of funds returned by the Agent and/or the Principal to Clients’ accounts under Client Agreements, and

• 12% of the difference between the RUR equivalent of the USD amounts received  in favour of the Principal on the Agent’s transit currency accounts and/or on the Principal’s currency account under Client Agreements signed with non-resident Clients, and the RUR equivalent of the USD amounts returned by the Principal and/or the Agent in USD to non-resident Clients under Client Agreements. The RUR equivalent of USD amounts shall be determined at the rate of the Central Bank of the Russian Federation effective as of the date when monetary funds from a non-resident Client were credited to the Agent’s transit currency account and/or the Principal’s currency account.

The deductions specified above shall be withheld for paying the agency fee.

4.10. Settlements between the Parties shall be effeted on a daily basis as long as payments are received from Clients. The Agent shall have the right to withhold funds due as the agency fee on a daily basis. All payments under settlements between the Parties shall be made inclusive of the value-added tax. The date of payment effected by the Parties under the present Agreement shall be the date when monetary funds are debited from the payer’s account, which shall be confirmed by a corresponding bank statement.

4.11. If the amount withheld and kept on the Agent’s settlement account exceeds the amount of the agency fee due to the Agent for the corresponding reporting period, the surplus shall be understood to be advance payment under the agency fee during mutual settlements in the following reporting periods.

4.12. In case of debt due by the Principal to the Agent, specified in a corresponding bilateral statement, the Principal shall repay said debt by the 20th date of the month following the reporting one; said payment shall be confirmed by a copy of the corresponding payment order.

If the debt due by the Principal to the Agent fails to be transferred to the Agent’s settlement account within the stipulated deadline the Agent may withhold said outstanding amount from monetary funds owned by the Principal, received from Clients on the Agent’s settlement account, which shall be reflected in a corresponding bilateral statement.

Procedure for submitting reporting  documents:

4.13. Upon the transfer of monetary funds the Agent shall forward to the Principal an accompanying letter with a detailed breakdown of the amount paid.

4.14. Upon the termination of each month, within at least 10 (ten) calendar days, the Agent shall forward to the Principal the Agent’s Report (Paragraph 3.1.7 of the present Agreement) executed as per the template specified in Attachment No. 3 to the present Agreement. In case of objections as regards the report submitted, within 10 (ten) calendar days upon receipt thereof, the Principal  shall forward to the Agent its objections in writing. If no objections are delivered within the specified deadline the Agent’s Report shall be understood to be accepted and the instruction shall be deemed to be completed.

Upon the termination of the reporting period, by the fifteenth date of the month following the reporting one, the Parties shall draw up a bilateral statement (hereinafter referred to as the Statement) as per the template specified in Attachment No. 4 to the present Agreement; said Statement shall, in particular, set forth:

• the Principal’s actual gross revenue for the reporting period;

•     The amount of receipts on the Agent’s accounts during the reporting period under Client Agreements, including those received as payments for the advertising services in the reporting, past and future periods;

•     The amount of monetary funds subject to be transferred by the Agent to Clients pursuant to the terms and conditions of signed Client Agreements, including VAT;

•     The amount of receipts on the Principal’s accounts stated in the reporting period under Client Agreements, including those received as payments for the advertising services in the current, past and future reporting periods;

•     The amount of monetary funds transferred by the Principal to Clients, including VAT;

•     The amount of the agency fee due to the Agent for the reporting period;

•     The amount of monetary funds paid to the Agent (withheld by the Agent) as the agency fee, including those received as payment for the reporting period and as advances towards payments for any future reporting period and payment for the past reporting periods, including VAT;

•     Other details deemed by the Parties as necessary to be reflected in the Statement.

The forwarded Statement shall be approved by the Principal within five business days; or else the Principal shall submit within the same period of time its reasoned objections as regards the Statement. In case of reasoned objections on the part of the Principal the Parties shall draw up a statement specifying measures to be taken for the purpose of settling reasoned claims.

If no reply to the forwarded Statement is received from the Principal within the stipulated period of time said Statement shall be understood to be approved.

4.15. The Statement shall be supplied by the Agent with the agency fee invoice.

The Agent’s guarantees:

4.16. The Agent guarantees that it undertakes not to effect, out of funds received upon the execution of the present Agreement (out of the agency fee), illegal payments and undertakes not to transfer, on a free basis, directly or indirectly, any amounts of monetary funds or other objects of material value:

•     To any executive official of any state authority for the purpose of exercising influence on or motivating said official to influence an act or a decision of a state authority or any institution or subdivision thereof; or

•     To any political party or its official or a candidate nominated to a political position for the purpose of exercising influence on any official decision of said party or its official or candidate, or for the purpose of motivating said party or its official or its candidate to use its/his/her power to influence any official act or decision of the government, its institution or subdivision, except for cases allowed by a legal demand; or

•     To any official of a legal entity with which the Agent interacts when conducting its economic activity for the purpose of influencing any act or decision of said legal entity to be provided with assistance in obtaining or maintaining business or transferring business to the Agent.

5. Liability of the Parties; Relief of Liability

5.1. In case of non-fulfillment or improper fulfillment of the obligations under the present Agreement the Party shall reimburse the other Party for losses caused by said non-fulfillment or improper fulfillment.

5.2. In case of delays in the payments stipulated by the present Agreement the Party that fails to receive monetary funds shall have the right to demand that the other Party infringing the payment terms pay a penalty in the amount of 0.1% (zero point one percent) of the outstanding amount for each day of delay.

5.3. If the Agent signs Client Agreements neglecting the provisions stipulated by Paragraph 3, Sub-Paragraph 3.1.3 of the present Agreement, which shall result in the circumstances specified in said paragraph, the Agent shall pay to the Principal established lost profit in the amount of the revenue that failed to be received by the Princiapl due to the non-fulfillment by the Client (Clients) of the provisions stipulated by Paragraph 3, Sub-Paragraph 3.1.3 of the present Agreement.

The amount of established lost profit calculated in USD shall be stipulated by the Parties in a statement that shall be agreed upon by the Parties within at least 30 (thirty) days upon occurrence of the circumstances stipulated in Paragraph 3, Sub-Paragraph 3.1.3 of the present Agreement.

Within 30 (thirty) days upon the signing of the statement the Agent shall pay to the Principal the amount of lost profit.

5.4. In case of placing unauthorized advertisements in the Network Program Block the Principal shall pay to the Agent a fine in the amount of the RUR equivalent (at the rate of the Central Bank of the Russian Federation as of the payment date) of 1,000.00 US dollars (one thousand dollars zero cents) for each run of an unauthorized advertisement (of 30 seconds duration) provided that the Agent forwards to the debtor a claim and an invoice by registered mail. If the Agent fails to demand the payment of said fine in writing said fine shall not be accrued.

5.5. In case of non-fulfillment or improper fulfillment by the Principal of its obligations to broadcast advertisements (Paragraph 3.9.3 of the present Agreement) the Principal shall reimburse for losses in the amount of the unfulfilled, namely the Principal shall ensure an additional placement of the Client’s advertisement to the extent that shall not, in any case, exceed the extent of the non-placed and/or improperly placed advertisement.

5.6. The Principal shall not be held liable for non-placements of advertisements in the Network Program Block if said non-placements occur due to the Agent’s fault, the Agent in this case shall independently settle all and any claims filed by Clients in connection with said non-placements.

5.7. All and any payments under penalties or losses under the present Agreement shall be effected in RUR at the rate of the Central Bank of the Russian Federation effective as of the payment date against the creditor’s demand for penalties and a corresponding invoice, which shall be delivered by registered mail with acknowledgement of receipt.

5.8. The Parties shall be relieved of liability for non-fulfillment or improper fulfillment of their obligations under the present Agreement if proper fulfillment thereof was rendered impossible due to force majeure, i.e. circumstances of extraordinary nature that were unavoidable in the given situation, such as: acts of God, fire, military hostilities, revolutions, strikes, legislative changes, enactment of mandatory normative acts, unscheduled addresses of government officials (President of the Russian Federation, Chairman of the Government of the Russian Federation, Chairman of the Federation Council, Chairman of the State Duma of the Federal Assembly), including other circumstances beyond the control of the Parties.

5.9. The Party for which it becomes impossible to fulfill its obligations under the present Agreement shall without delay, within at least five business days, notify the other Party of the commencement and cessation of the force majeure circumstances specified above. In this case the Parties’ representatives shall consult each other within the shortest time possible and shall agree upon the measures to be taken by the Parties.

Occurrence of said force majeure circumstances and the duration therof shall be confirmed by documents issued by corresponding competent authorities or organizations.

5.10. A failure to notify the other Party or late notification of the occurrence of said circumstances shall divest the Party that fails to notify the other Party or is late in notifying of its right to plead said circumstances to be relieved of liability for untimely fulfillment of its obligations.

5.11. If advertising materials fail to be broadcast in the Network Program Block due to the occurrence of said force majeure circumstances the Principal shall, subject to the Agent’s approval, broadcast said advertising materials during a similar time interval and in similar programs; if said placement is impossible the Principal shall return to the Agent (or, based on the Agent’s letter, to a respective Client) the amount of funds paid for the advertisement that failed to be broadcast in the Network Program Block.

6. Notifications under the Agreement

6.1. The Parties shall exchange all and any applications, notifications and requests to the agreed addresses by courier service with copies of said applications, notifications and requests forwarded by fax or e-mail. An application, notification or request shall be deemed delivered:

• in case of delivery by courier: on the day of delivery if the message is delivered from 10.00 to 18.00 Moscow time;

• in case of delivery by fax: on the day of delivery if the message is delivered from 10.00 to 18.00 Moscow time;

• in case of delivery by e-mail: on the day of delivery if the message is delivered from 10.00 to 18.00 Moscow time.

6.2. All and any requests of the Agent to the Principal or of the Principal to the Agent shall be reviewed by the other Party, respectively, within three business days upon the receipt of the request and shall be replied to in writing within the same period of time (by fax, by e-mail or courier service). If either Party fails to reply to a request within the stipulated dealine (in case of “silence” of either Party to the Agreement) the Party forwarding said request (the other Party) shall have the right to act as follows:

•     If the question in the request required a straightforward “yes” or “no” silence of the other Party shall be regarded by the Party forwarding said request as a “yes”.

• If the request required an opinion of the first Party as regards a particular issue, silence of the first Party shall be regarded by the other Party as consent of the first Party for the other Party to act at its own discretion.

6.3. All and any acts performed by either Party as per the provisions stipulated in Paragraph 6.2 of the Agreement shall be understood to have been taken in accordance with the terms and conditions of the present Agreement without exceeding the authority; in case of any negative effects resulting from said acts said Party shall not be held liable.

7. Disputes Settlement

7.1. All and any disputes and disagreements that may arise out of the present Agreement or in connection therewith shall be settled by the Parties, when and where possible, through negotiations.

7.2. If the Parties fail to reach an agreement as regards a particular dispute said dispute shall be settled in the Moscow Arbitration Court.

8. Duration of the Agreement

8.1. The present Agreement shall come into effect upon its signing and shall remain in force until 06.00 Moscow time, January 1, 2010 (including all television programs broadcast on the New Year night).

8.2. The present Agreement can be terminated prior to the expiration of its duration term:

8.2.1. upon application of either Party provided that the other Party is notified within at least 90 (ninety) days prior to the termination date. Said application shall be forwarded by registered mail with acknowledgement of receipt. Within at least seven days upon the termination of the Agreement the Party initiating said early termination shall pay to the other Party a fine in the following amount:

• if, at the time of termination, the present Agreement has been in effect for less than 12 month: said fine shall equal the monthly average price of the present Agreement (the agency fee), calculated for the duration period of the Agreement, multiplied by 12 (twelve);

• if, at the time of termination, the present Agreement has been in effect for 12 months or more: said fine shall equal the monthly average price of the present Agreement (the agency fee) calculated for the last twelve full calendar months, preceding the month during which the Agreement is terminated ahead of due date, multiplied by 12 (twelve).

8.2.2. At any time, upon mutual written consent of the Parties that shall be signed and sealed by the Parties.

8.3. Any reorganization, change in the form of ownership, the structure of founders and/or executive bodies (the sole and/or the collegial ones) of the Parties shall not entail the termination and/or amendment of the terms and conditions stipulated hereunder.

8.4. Upon the expiration of the duration of the present Agreement the latter can be extended upon written agreement of the Parties.

8.5. If, at the time of the termination of the Agreement, the placement of an advertisement under any agreement entered into by the Agent pursuant to the present Agreement has not been completed and/or a commenced service has not been rendered, the obligations of the Parties shall be understood to be terminated as of the date on which the broadcast of said advertisement is completed and all settlements and penalty payments stipulated by the terms and conditions of the present Agreement are completed.

9. Miscellaneous

9.1. The present Agreement has been drawn up and signed in two counterparts, each counterpart having equal legal effect, one counterpart for each Party.

9.2. All and any alterations and amendments to the present Agreement shall be understood to be valid provided that said alterations and amendments have been executed in writing and have been signed by authorized representatives of the Parties.

9.3. All and any attachments and addenda to the present Agreement shall constitute an integral part thereof.

9.4. As of the day of the signing of the present Agreement all previous negotiations and correspondence as regards matters stipulated hereunder shall become null and void.

9.5. Unilateral withdrawal from the fulfillment of the obligations and unilateral amendment of the terms and conditions of the present Agreement shall be prohibited unless in cases stipulated hereunder.

9.6. All terms and conditions of the present Agreement shall be understood to be confidential.

Either Party shall take all and any required measures to prevent disclosure of the present Contract to third parties without consent of the other Party.

Upon demand of comptetent state bodies (law enforcement bodies, tax authorties, etc.) either Party shall have the right to disclose the present Agreement to said competent bodies without prior consent of the other Party.

Should either Party infringe the requirements stipulated in this paragraph the Party shall be held liable for losses incurred by the other Party.

9.7. The headings of the articles in the present Agreement shall be used for convenience of reference only and shall not be construed as either limiting or broadening the meanings of the provisions stipulated hereunder.

9.8. The Parties shall promptly notify each other in writing of any changes in their legal forms, addresses, banking and other details.

10. Addresses, Banking Details and Signatures of the Parties:

Principal:

Agent:

Closed joint-stock company TV DARYAL

Closed joint-stock company Kompaniya TSV

Address: Room 4, 4 Akademika Korolyova Street, Moscow 129515

Actual address: Bldg. 1, 16 Dokukina Street, Moscow 129226

OGRN (Primary State Registration Number) 1027739313205

TIN 7716143718, KPP (Record Validity Code) 771701001 Settlement account 40702810501600000917

With OJSC ALFA-BANK, Moscow

Correspondent account 30101810200000000593,

BIC 044525593

“TV DARYAL” ZAO

16, Dokukina Str., 1, 129226, Moscow, Russian Federation

Beneficiary account: 40702840101600000196

Swift: CHASUSS33,

Correspondent account No. 400927098 with JPMorgan

CHASE BANK,
New York, 4, New York Plaza, N.Y. 10004, USA

Address: 24 Akademika Pavlova Street, Moscow 121359

Correspondent address: 25, Akademika Pavlova Street,

Moscow 121359

TIN 7731568585, KPP (Record Validity Code) 773101001 OGRN (Primary State Registration Number) 5077746859757

Settlement account 4070 2810 3382 6011 0108

With the Kievsky branch No. 5278

Of OJSC Sberbank of Russia, Moscow

Correspondent account 3010 1810 4000 0000 0225

BIC 044525225

On behalf of the Principal

On behalf of the Agent

/s/ V.V. Kartashkov	/s/ S.A. Vasiliev
V.V. Kartashkov L.S.	S.A. Vasiliev L.S.

Appendix #1

to Agency Agreement # KT-355/1208 dated December 29th, 2008

(hereinafter referred to as the “Agency Agreement”)

Moscow	December 29th, 2008

“TV DARYAL” Closed Joint-Stock Company (OGRN 1027739313205), hereinafter referred to as the “Principal”, represented by its General Director V.V.Kartashkov, acting on the basis of the Articles, on the one part, and

“Kompaniya TSV” Limited Liability Company (OGRN 5077746859757), hereinafter referred to as the “Agent”, represented by its General Director S.A. Vasiliev, acting on the basis of the Articles, on the other part, collectively referred to as the “Parties”, made this Appendix #1 (“Appendix”) to the Agency Agreement as follows:

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agency Agreement.

The Parties agree the basic factors to be taken into consideration when defining the contractual price of the Services for broadcasting Federal Advertising by the Television Channel when the Agent makes contracts with the Clients.

1.  Upon making transactions for advertising services, the Agent shall consider the technical, sociologic and economic factors defining the conditions required for providing services under each particular transaction. The initial information for defining the contractual price of the services under a particular transaction shall be agreed by the Agent with the Client upon development of the media strategy and shall include the following details: period of time and geographic area of the advertising campaign, total advertising budget of the Client, target audience of the advertising materials, information on the market of the Client’s competitors and any other data required for a particular advertising campaign.

2.  The Parties agree that calculation of the contractual price of the services under each particular transaction is based on multiple factors and functions and there is no universal natural measure for quantitative evaluation of the services.

The price (amount) of the contract shall be defined by free expression of the Parties’ will subject to the market prices for the corresponding services formed by demand and supply at the time of such transaction in the corresponding area and all other particular conditions and circumstances of the transaction.

3.  Upon making a contract with any Clients and defining the contractual price of the services provided under such contract, the Agent shall take the following factors into consideration:

3.1. Demand in the market for advertising services in mass media.

3.1.1. Macroeconomic factors.

•                                          purchasing power of the population;

•                                          aggregate income growth index per capita;

•                                          changes in the cost of the market basket and consumer prices in target groups.

3.2 Supply in the market of advertising services on air of television companies.

3.2.1.   The Principal’s schedule policy.

3.2.2. On-air environment of the Television Channel (what is broadcasted on other channels at the same time).

3.2.3.                   Changes in the Principal’s technical capabilities.

•                                          Increase of the audience due to improvement of the signal quality.

•                                          Increase of the audience due to improved capacity of the transmitting equipment.

•                                          Potential appearance of new regional stations in the network of the television station.

•                                          Obtaining licenses for new broadcasting frequencies.

3.2.4 optimum amount of advertising from the point of television watching practices.

3.3. The actual and forecasted audience (for hour time slots, for each city and various target audiences) of shows and commercial blocks of the Television Channel at the time when advertising is broadcasted and total forecasted television audience.

The target audience includes potential television viewers with similar sociographic or psychographic features:

•                                          sex

•                                          region or area of residence

•                                          income level

•                                          education level

•                                          occupation

•                                          number of members of the household

•                                          children in the household

•                                          religious affiliation

•                                          consumer habits and practices.

The forecasted audience shall be defined on the basis of the available data for the previous period which are extrapolated to the advertising period subject to the schedule of Network program blocks and adjusted by seasonal fluctuations and other factors.

The data for defining the forecasted audience shall be provided by an independent sociological research company.

The period for data supply shall be defined by the independent sociological research company.

3.4. Advertising campaign target audience.

The principal target groups are standard target audiences most often used by the Clients by which the forecasted efficiency is evaluated:

• 6-54 All

• 11 - 25 All

• 11 - 34 All

• 11 - 34 All Moscow

• 14-24 All

• 18 - 35 Women

• 18 - 35 All

• 18 - 54 Women

• 18 - 54 Men

• 18+ All

• 18+ All Moscow

• 18 - 44 Women

• 18-44 All

• 20 - 39 All

• 25+ Women

• 25-54 All

• 6+ All

The numbers stand for age.

3.5. Forecasted reach of the advertising campaign.

The reach is a number of people from the target group who watched an on-air event for at least one minute (in thousands of people).

3.6. Forecasted average frequency.

The frequency is the average number of contacts for each television viewer in the selected target audience with the on-air event in question.

3.7. Special conditions of a particular contract — the scope of the planned advertising campaign.

3.8.          Positioning.

Positioning means insertion of advertising materials at the initial, final or any particular position within the commercial block.

3.9.          Fixed insertion.

Fixed insertion means insertion of advertising materials in the shows and commercial blocks selected by the Client.

3.10.        Floating insertion.

Floating insertion means insertion of advertising materials by selecting shows and dates independent from the Client subject to the given consolidated positions of the advertising order (planned efficiency level, distribution of advertising on air depending on the time of day, etc.).

3.11.        The season of the advertising campaign.

Seasonal fluctuations of demand for advertising services on air of the Television Station from the Clients.

3.12. Competitiveness of the advertising campaign.

•                                          Advertising services for the Client with the latter requesting to place no commercials of competing products or producers close to its advertising.

•                                          Advertising with the Client’s request to place its commercials in certain shows or commercial blocks next to advertising of certain products or services.

3.13. Advertising in one commercial of products and/or services of several advertisers or several advertising objects.

3.14. Broadcasting commercials inside shows and in inter-show commercial blocks.

3.15. Broadcasting commercials at certain time intervals (including prime time).

Prime time is an uninterrupted period of time with the highest television audience.

3.16. The number of business days to the first broadcasting of a commercial on air of the Television Station.

3.17. Social importance of advertising.

The importance of a particular advertising campaign and its purpose to achieve charitable or any other goals valuable to the public as well as securing the state interests.

4. The Agent shall follow the current approved / established price policy of the Principal and the assignment of the Principal to form the contractual price of each particular agreement (transaction) for advertising services on air of the Television Channel subject to the above-listed factors which significantly effect the form of the services and correspondingly the contractual price of each agreement (transaction).

5. This Appendix shall take effect upon signing and shall form an integral part of the Agency Agreement.

6. This Appendix is executed and signed in duplicate with the same legal effect with one copy for each Party.

Signatures and Seals of the Parties:

Principal:	Agent:

/s/ V.V. Kartashkov	/s/ S.A. Vasiliev
(V.V. Kartashkov) L.S.	(S.A. Vasiliev) L.S.

Appendix # 2

(Procedure for Accepting and Broadcasting Federal Advertising)

to Agency Agreement No. KT-355/1208 of December 29, 2008

(hereinafter referred to as the Agency Agreement)

Moscow	Date: December 29, 2008

Closed Joint-Stock Company TV DARYAL (OGRN 1027739313205), hereinafter referred to as the Principal, represented by V.V. Kartashkov, General Director, acting on the basis of the Articles of Association, on the one part, and

Closed Joint-Stock Company Kompaniya TSV (OGRN 5077746859757), hereinafter referred to as the Agent, represented by S.A. Vasiliev, General Director, acting on the basis of the Articles of Association, on the other part, hereinafter jointly referred to as the Parties, have signed this Attachment to the Agency Agreement as follows:

This Attachment sets forth arrangements between the Agent and the Principal with respect to the preparation, design and broadcast of the Federal Advertising in the Network Program Block (including social advertising disseminated on a paid basis), delivered by the Agent pursuant to the Agency Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings defined in the Agency Agreement.

1. Acceptance and broadcast of Federal Advertising:

1.1. The Agent shall accept Advertisements from Clients in PAL format with synchronized sound and time code on Betacam SP tapes (hereinafter referred to as the tapes).

1.2. The Agent’s representatives shall deliver to the Principal (to Bldg. 1, 16 Dokukina Street, Moscow) the tapes with video records of the Advertisements and accompanying documents (Advertising Spot Order Forms) according to the following schedule:

Advertisement broadcast schedule delivery day	Tape delivery time	Day of broadcasting advertisements in the Network Program Block
Monday	17:00	Next Friday
Tuesday	17:00	Next Saturday, Sunday
Wednesday	17:00	Next Monday
Thursday	17:00	Next Tuesday, Wednesday
Friday	17:00	Next Thursday

The Principal shall notify the Agent beforehand of changes in advertising materials’ delivery deadlines on holidays.

1.3. A Tape with recorded advertising shall be supplied with an Advertising Spot Order Form.

The Advertising Spot Order Form shall contain the following details:

•                  Tape number;

•                  Spot start and end time codes (with the accuracy to a frame);

•                  Spot title and version;

•                  Frame timing information (with the accuracy to a frame);

•                  Spot ID.

The frame timing of the Spot shall be multiple precisely to 5 (five) seconds.

1.4. The Advertising video record shall comply with the technical specifications of GOST-7845-92, OST-58-10-87, PTE-2001 Part 1 “Television” as well as with requirements set by the Principal and the television technical center’s quality control department as regards television records.

1.5. In case of an urgent need for the re-cutting of completed advertising blocks the Agent shall deliver to the Principal (traffic department) Re-Cutting Orders. Re-cutting shall be done provided that the Principal possesses the required technical facilities.

1.6. If the video recording of an Advertisement fails to comply with the requirements set forth in Paragraph 1.4 of this Attachment the Principal (traffic department) shall promptly (within 24 hours) notify the Agent of each event of said failure.

A video record can be replaced by the Agent with another one, provided that the time requirements stipulated in Paragraph 1.5 of this Attachment are met.

16

2. Principal’s Manager Terminal:

2.1. The Agent shall provide the Principal with access (via Internet, dial-up or dedicated line connection) to the localized version of the Television Advertising Placement System, containing data on the Federal Advertising placements (hereinafter referred to as the Federal Advertising TAPS) and shall maintain its proper operation. The quantity of terminals shall be agreed upon with the Principal.

2.2. The Principal’s remote manager terminal shall allow access for the Principal’s managers to the following information, including for editing purposes:

•                  Network Program Block programming schedule identifying advertising spots available;

•                  Total time allocated to and booked for the Network Advertising within the Network Program Block programming schedule;

•                  Advertising block spots booked;

•                  Advertised product category;

•                  The Client company;

•                  Information about Russian and international author works used in advertising spots.

2.3. The Agent shall deliver to the Principal an electronic Placement Form for Federal Advertising by means of a Special Report installed on the Principal’s remote manager terminal.

2.4. The Principal’s managers shall download the electronic advertising Placement Form according to the following schedule:

Advertisement broadcast schedule delivery day	Advertisement broadcast schedule delivery time	Day of broadcasting advertisements in the Network Program Block
Monday	12:00	Next Friday
Tuesday	12:00-13:00	Next Saturday, Sunday
Wednesday	12:00	Next Monday
Thursday	12:00	Next Tuesday, Wednesday
Friday	12:00	Next Thursday

2.5. Electronic Placement Forms shall contain the following details:

•                  The placement date (date, month, week day, year);

•                  Description of all (in-program and between-program) advertising blocks;

•                  Reference as to in which advertising break the advertising block is scheduled to be broadcast within the Network Program Block programming schedule (within which program or prior to which program the advertising block is scheduled to be broadcast);

•                  Title, version and timing information for each advertising spot in the block;

•                  Number of the tape on which the advertising spot is recorded, the tape time code and the advertising spot ID;

•                  Positioning of the advertising spot, if any;

•                  Sequence of advertising spots in the block;

•                  Timing information for the entire length of the block;

•                  Timing information for all blocks of the day.

3. This Attachment has been executed and signed in two counterparts, each counterpart having equal legal effect, one counterpart for each Party.

Signatures and Seals of the Parties:

Principal:	Agent:

/s/ V.V.Kartashkov	/s/ S.A. Vasiliev
(V.V.Kartashkov) L.S.	(S.A. Vasiliev) L.S.

17

Appendix # 3

to Agency Agreement No.KT-355/1208 of December 29, 2008

(hereinafter referred to as the Agency Agreement)

Moscow	Date: December 29, 2008

Closed Joint-Stock Company TV DARYAL (OGRN 1027739313205), hereinafter referred to as the Principal, represented by V.V. Kartashkov, General Director, acting on the basis of the Articles of Association, on the one part, and

Closed Joint-Stock Company Kompaniya TSV (OGRN 5077746859757), hereinafter referred to as the Agent, represented by S.A. Vasiliev, General Director, acting on the basis of the Articles of Association, on the other part, hereinafter jointly referred to as the Parties, have signed this Attachment No. 3 (hereinafter referred to as the Attachment) to the Agency Agreement as follows:

Capitalized terms used herein and not otherwise defined herein shall have the meanings defined in the Agency Agreement.

1. The Parties have agreed to approve the following template of the Agent’s Report (hereinafter referred to as the Report) to be submitted by the Agent to the Principal according to the procedure and within the deadlines stipulated in Paragraph 4.14 of the Agency Agreement.

To: V.V. Kartashkov

General Director

Of CJSC TV DARYAL

AGENT’S REPORT No. XXXX of XX XXXXXX, 200X

Under Agency Agreement No. KT-355/1208 of December 29, 2008

Pursuant to the terms and conditions of Agency Agreement No. KT-355/1208 of December 29, 2008 (hereinafter referred to as the Agency Agreement), in XXXXX (reporting period), the Agent performed at the Principal’s instruction the following legal and other acts; said acts related to the sale of services on placing advertisements in the Network Program Block were performed on behalf of the Agent and at the expense of the Principal:

1. The Agent provided the Principal with access to the localized version of the Computer-Based Television Advertising Placement System containing data on the Federal Advertising placements (hereinafter referred to as the Federal Advertising TAPS) under transactions entered into by the Agent on its behalf and at the Principal’s expense, advertising placements under said transactions specified in Attachment No. 1 to this Report were made by the Principal during the Reporting Period; the Agent planned advertising campaigns (pursuant to Paragraph 1.6.3 of the Agreement to the Agency Agreement) under said transactions in the Federal Advertising TAPS; the Agent complied and updated on a regular basis in the Federal Advertising TAPS catalogues containing the details specified in Paragraph 1.6.4 of the Agreement to the Agency Agreement.

For the purpose of conducting advertising campaigns (under the transactions specified hereunder above) the Agent performed the following related (including preparatory) acts:

1.1. The Agent stored the information obtained from the Network Program Block programming schedule provided by the Principal in the Federal Advertising TAPS and kept said information up-to-date, updated said information based on the data about changes in said information, provided by the Principal.

1.2. After the transmission of programs and advertising blocks with the Federal Advertising delivered under the transactions specified in Paragraph 1 of this Report the Agent brought the Network Program Block programming schedule in line with the actual programming schedule: corrected the broadcast time of television programs, advertising blocks and performed other acts aimed at bringing the Network Program Block programming schedule in line with the actual programming schedule.

1.3. The Agent estimated the forecast proportion of the audience of programs and advertising blocks (advertising blocks of the Federal Advertising delivered in connection with advertising campaigns under the transactions specified in Paragraph 1 of this Report) and analyzed the actual values obtained. The Agent made a forecast of the total television audience volume.

1.4.  The Agent regulated volumes of the Federal Advertising, including based on the advertiser and the advertised product.

2. The Agent accepted Federal Advertising materials from Clients under the transactions specified in Paragraph 1 of this Report and performed the following acts as regards said advertising materials:

2.1. The Agent checked if the information contained in the Federal Advertising materials was consistent with the Principal’s creative concept and editorial policy.

2.2. The Agent checked if the contents of the Federal Advertising were compliant with effective Russian law.

2.3. The Agent adapted the Federal Advertising, including adaptation to requirements and restrictions set forth by the Russian advertising legislation and the Principal’s requirements.

2.4. The Agent planned the programming schedule of the Federal Advertising blocks in the Network Program Block.

2.5. The Agent delivered advertising materials containing Federal Advertising at: Bldg. 1, 16 Dokukina Street, Moscow, according to the procedure for providing and broadcasting Federal Advertising approved by the Agent and the Principal in Attachment No. 2 to the Agency Agreement.

2.6. The Agent generated a digital archive of the Federal Advertising (as per Paragraph 1.10 of the Agreement of December 29, 2008 to the Agency Agreement).

3. The Agent performed other acts related to the transactions specified in Paragraph 1 of this Report, in addition to those listed above:

3.1. The Agent received from Clients, registered, systematized, provided electronic and paper copies of, in a format localized for further use by the Principal, information about music authors, texts and videos used in the advertising materials broadcast in the Network Program Block.

3.2. The Agent provided the Principal with data required for generating broadcast statements as regards Federal Advertising campaigns.

3.3. The Agent provided data required for generating edit lists of the programming schedule for broadcasting Federal Advertising in the Network Program Block.

4. For the purpose of executing the Principal’s instructions related to the sale to Clients of advertising services the Agent:

4.1. Provided weekly consultations and submitted recommendations as regards the programming of the Network television broadcast time (Paragraph 1.2.1-1.2.3 of the Agreement to the Agency Agreement).

4.2. Performed acts aimed at determining the need for broadcasting social advertising in the Network Program Block not booked for other commercial types of advertising.

4.4. Handled operations related to the resolution of disputes and claims under agreements with Clients that failed to execute their agreements (Clients that failed to pay for advertising services). Information about conducted operations related to the resolution of disputes and claims is specified in Attachment No. 2 to this Report.

Position of the Agent’s authorized representative		/XXXXXX/
	L.S.	Full name

Chief Accountant	/XXXXX/
	L.S.	Full name

Attachment No. 1 of XX XXXX, 200X

to the Agent’s Report No. XX of XX XXX 200X

List of transactions entered into by the Agent on its behalf and at the Principal’s expense, under which advertisements were broadcast by the Principal during the Reporting Period specified in the Agent’s Report:

Document number	Document date	Client name	Brand	Cost of the Principal’s advertising services	Including VAT of 18%
XXXXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXX

XXXXXXXXXXX

XXXXXXXX

XXXXXXXX

XXXXXXXX

XXXXXXXX

XXXXXX

TOTAL	XXXXXXXX	XXXXXXXX	XXXXXXXXX	XXXXXXXX	XXXXXX

XXXXXXXXXXX		/XXXXXXXX/
Position and signature of the Agent’s authorized representative	Signature	Full name

Chief Accountant		/XXXXXXXX/
L.S.	Signature	Full name

Attachment No. 2 of XX XXXX, 200X

to the Agent’s Report No. XX of XX XXX, 200X

Operations related to handling disputes and claims, conducted by the Agent in the Reporting Period specified in the Agent’s Report:

Date, Document number	Client name	Brand	Outstanding amount	Including VAT of 18%	Claim submission date	Comments
XXXXXXXXXX	XXXXXXX	XXXXXXX	XXXXXXX	XXXXXXXX	XXXXXX	XXXXXX
XXXXXXXXXX	XXXXXXX	XXXXXXX	XXXXXXX	XXXXXXXX	XXXXX	XXXXXX

XXXXXXXXXX		/XXXXXXXX/
Position and signature of the Agent’s authorized representative	Signature	Full name

Chief Accountant		/XXXXXXXX/
L.S.	Signature	Full name

2. The Parties have agreed that when drawing up the Agent’s Report the Agent shall adhere to the template specified above. It does not imply that the Agent shall not be allowed to modify said template, in particular, the Agent may specify additional information for a corresponding Reporting Period.

3. This Attachment shall constitute an integral part of the Agency Agreement. With respect to all and any other matters not stipulated by this Attachment provisions of the Agency Agreement and other Attachment thereto shall be applied.

4. This Attachment shall come into effect upon its signing by the Parties and shall remain effective during the whole duration period of the Agency Agreement.

5. This Attachment has been executed and signed in two counterparts of equal legal effect, one for each Party.

Signatures and Seals of the Parties:

Principal:	Agent:

/s/ V.V. Kartashkov	/s/ S.A. Vasiliev
(V.V. Kartashkov) L.S.	(S.A. Vasiliev) L.S.

“Appendix # 4

to Agency Agreement # KT-355/1208 dated December 29th, 2008

(hereinafter referred to as the ““Agency Agreement”)

Moscow	December 29th, 2008

“TV DARYAL” Closed Joint-Stock Company (OGRN 1027739313205), hereinafter referred to as the ““Principal””, represented by its General Director V.V.Kartashkov, acting on the basis of the Articles, on the one part, and

“Kompaniya TSV”” Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as the ““Agent””, represented by its General Director S.A.Vasiliev, acting on the basis of the Articles, on the other part, collectively referred to as the ““Parties””, made this Appendix #4 (hereinafter referred to as the ““Appendix””) to the Agency Agreement as follows:

“Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agency Agreement.

1. The Parties have agreed the following form of the Statement which they shall execute and sign in compliance with the procedure and within the terms specified in Clause 4.14 of the Agency Agreement.

STATEMENT

under Agency Agreement # KT-355/1208 dated December 29th, 2008

(hereinafter referred to as the “Agreement”)

for XXXXXXXXXX, 200X

Moscow	XXXXX XX, 200X.

“TV DARYAL” Closed Joint-Stock Company (OGRN 1027739313205), hereinafter referred to as the “Principal”, represented by XXXXXXXXXX, acting on the basis of XXXXXXXXXX, on the one part,

“Kompaniya TSV” Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as the “Agent”, represented by XXXXXXXXX, acting on the basis of XXXXXXXXX, on the other part,

collectively referred to as the “Parties”, signed the following Statement:

1. In compliance with the Agreement the Agent in XXXXXXX, 200X (in the reporting period) completed upon the Principal’s instructions the following legal and other actions on its behalf and at the Principal’s request for selling advertising services on air of the Television Channel for Federal advertising (hereinafter referred to as the “advertising services”, “classic advertising”) provided by the Principal in the reporting period (Agent’s Report of XXXXXXXXX XX,XXXX.).

The Agent properly fulfilled the Agent’s assignement in the Reporting Period.

2. The Principal provided all the advertising services under transactions with the Clients made by the Agent on its behalf and at the Principal’s expense.

3. As of the date of this Statetement:

	Amount in US dollars	VAT 18%	Total in US dollars	Rate by	Amount in rubles		Total in rubles
	without VAT	in US dollars	with VAT	the CB RF	without VAT	VAT 18%	with VAT

3.1. The price of advertising services provided by the Principal under client agreements made by the Agent:

3.1.1. Total cost of advertising services provided during the reporting period

To the clients making payments in rubles under contracts where the price of services is agreed in US dollars

To the clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation

To the clients making payments in US dollars

3.1.2. The cost of the paid services within the current period

By the Clients making payments in rubles under contracts where the price of services is agreed in US dollars

By the Clients making payments in rubles under contracts where the price of the services is agreed in rubles of the Russian Federation

By the clients making payments in US dollars

3.1.3. The cost of unpaid services within the current period

By the Clients making payments in rubles under contracts where the price of services is agreed in US dollars

By the Clients making payments in rubles under contracts where the price of the services is agreed in rubles of the Russian Federation

By the clients making payments in US dollars

3.2. Settlements of the Agent with the clients regarding the services:

3.2.1. Initial advance payments of the clients

Advance payments by the clients making payments in rubles under contracts where the price of services is agreed in US dollars

Advance payments by the clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation

Advance payments by the clients making payments in US dollars

3.2.2. Initial debt of the clients

Debt of the clients making payments in rubles under contracts where the price of services is agreed in US dollars

Debt of the clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation

Debt of the clients making payments in US dollars

3.2.3. Cash inflow
Payments for advertising services received from clients making payments in rubles under contracts where the price of services is agreed in US dollars received as advance payments

Payments for advertising services received from clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation received as advance payments

Payments received from clients making payments in US dollars received as advance payments

3.2.4. Refunds

to the clients making payments in rubles under contracts where the price of services is agreed in US dollars to the clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation to the clients making payments in US dollars

3.2.5. Advance payments made by the clients as of the end of the reporting period

Advance payments by the clients making payments in rubles under contracts where the price of services is agreed in US dollars

Advance payments by the clients making payments in rubles under contract where the price of services is agreed in rubles of the Russian Federation

Advance payments made by the clients making payments in US dollars

3.2.6. Debt of the clients at the end of the reporting period

Debt of the clients making payments in rubles under contracts where the price of services is agreed in US dollars

Debt of the clients making payments in rubles under contract where the price of services is agreed in rubles of the Russian Federation

Debt of the clients making payments in US dollars

3.3. Non-sale profits
Received from the clients making payments in rubles:

including:

penalty for overdue payments
penalty for overdue notice of refusal from advertising services

Received from the clients making payments in US dollars:

including:

penalty for overdue payments
penalty for overdue notice of refusal from advertising services

3.4. Settlements between the Principal and the Agent

3.4.1. Detained at the Agent’s settlement account as the Agency Fee in compliance with Clause 4.9 of the Agency Agreement.

3.4.2. The funds transferred for advertising services to the Principal’s account
Out of the funds received from the clients making payments in rubles under contracts where the price of services is agreed in US dollars, including:
not transferred as of , 200 .
received in ,200 .

Out of the funds received from the clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation, including:

not transferred as of , 200 .
received in ,200 .

Out of the funds received from the clients making payments in US dollars, including:
not transferred as of , 200 .
received in ,200 .

3.4.3. The funds credited for advertising services:
Out of the funds received from the clients making payments in rubles under contracts where the price of services is agreed in US dollars, including:
not transferred as of , 200 .
received in ,200 .

Out of the funds received from the clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation, including:
not transferred as of , 200 .
received in ,200 .

Out of the funds received from the clients making payments in US dollars, including:
not transferred as of , 200 .
received in ,200 .

3.4.4. Not transferred to the Principal as of 200 .

Out of the funds received from the clients making payments in rubles under contracts where the price of services is agreed in US dollars, including:
Out of the funds received from the clients making payments in rubles under contracts where the price of services is agreed in rubles of the Russian Federation, including:
Out of the funds received from the clients making payments in US dollars, including:

4. The Parties have agreed the following calculation of the Agency Fee for the reporting period:

	For the reporting month			Agency Fee (rubles)
Gross income	Actual gross income without VAT (US dollars)	Rate by the CB RF (at the date of this Statement)	Actual gross income without VAT (rubles)	without VAT	VAT 18%	Total with VAT

4.1. Profits from sale of advertising services in the reporting period:
4.1.1. under transactions the price of which is agreed in rubles

4.1.2. under transactions the price of which is agreed in US dollars

4.2. Penalties, fines including termination fees under transactions made by the Agent in the reporting period:

4.2.1. under transactions the price of which is agreed in rubles

4.2.2. under transactions the price of which is agreed in US dollars
TOTAL:

	Amount with VAT (rub.)	VAT (18%) (rubles)
4.2.3. The Parties have verified the settlements for the reporting month for payment of the Agency Fee:

Advance payment issued to the Agent prior to the beginning of the month	0.00	0.00
Amount of the Principal’s debt as of the beginning of the month	0.00	0.00

Accrued Agency Fee for the reporting period	0.00	0.00

Debt paid by the Principal for the last month	0.00	0.00
Retained at the Agent’s settlement account for the reporting month	0.00	0.00

Advance payment issued to the Agent as of the end of the month	0.00	0.00
Amount of the Principal’s debt as of the end of the month	0.00	0.00

5. This Statement is made in duplicate with the same legal effect with one copy for each Party.

6. This Statement shall take effect when signed by the Parties.

Signatures and seals of the Parties:
Principal :	Agent :

Seal here	Seal here

/XXXXXXXX/	/XXXXXXX/

Signature Name	Signature Name

2. The Parties have agreed to use this form for the Statement. However it does not mean that they may not deviate from this form in particular if they consider it necessary to include any other relevant information for the corresponding reporting period.

3. This Appendix shall take effect when signed by the Parties and shall remain in force during the duration of the Agency Agreement. This Appendix shall form an integral part of the Agency Agreement.

4. This Appendix is made and signed in duplicate with the same legal effect with one copy for each Party.

Signatures and Seal of the Parties:

Principal:	Agent:

/s/ V.V. Kartashkov	/s/ S.A. Vasiliev

(V.V. Kartashkov) Seal here	(S.A. Vasiliev) Seal here